[BOGLE & GATES P.L.L.C. LETTERHEAD]
                                                                  EXHIBIT 5.1


                                                           December 27, 1996


Bioject Medical Technologies Inc.
7620 S.W. Bridgeport Road
Portland OR  97224


Gentlemen and Ladies:

	We are delivering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Bioject Medical Technologies Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 6,396,000 shares, without par value, of common stock of the Company (the "Shares") to be resold by certain selling shareholders named therein (the "Selling Shareholders").

	We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

	Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

	The 3,120,000 Shares, which were purchased by the Selling
      Shareholders, have been duly authorized, and, when issued, constituted or will constitute duly authorized, legally issued, fully paid and nonassessable shares of common stock of the Company.

	The 3,276,000 Shares, which will be issued to the Selling
      Shareholders upon the exercise of warrants, have been duly authorized, and, upon issuance and receipt of payment therefore in accordance with the terms of the warrants, will constitute duly authorized, legally issued, fully paid an nonassessable shares of common stock of the Company.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, and to the reference to our firm in the Prospectus constituting a part of the Registration Statement.

                                           Very truly yours,

                                         BOGLE & GATES P.L.L.C.

                                       /s/ Bogle & Gates P.L.L.C.